UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2022
Date of Report (date of earliest event reported)

Mr. Cooper Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14667		91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)

8950 Cypress Waters Boulevard	Coppell	Texas	75019
(Address of Principal Executive Offices)			(Zip Code)

(469)	549-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 19, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Results with respect to proposals submitted at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Stockholders elected eight directors to serve a term expiring at the Company’s annual meeting of stockholders to be held in 2023.

NOMINEE	VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Jay Bray	53,795,620	1,950,669	181,038	5,935,257
Busy Burr	51,448,469	4,341,549	137,309	5,935,257
Roy Guthrie	50,477,904	5,313,883	135,540	5,935,257
Daniela Jorge	54,892,830	896,781	137,716	5,935,257
Michael Malone	50,736,618	5,046,778	143,931	5,935,257
Shveta Mujumdar	54,739,856	1,044,068	143,403	5,935,257
Tagar Olson	50,217,232	5,660,038	50,057	5,935,257
Steven Scheiwe	54,616,544	1,165,476	145,307	5,935,257

Proposal 2: Advisory vote on named executive compensation (Say on Pay)

Stockholders approved an advisory vote on named executive compensation (Say on Pay)

VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
35,915,394	19,943,611	68,322	5,935,257

Proposal 3: Ratification of Appointment of Ernst & Young LLP

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

VOTES FOR	AGAINST	ABSTAIN
60,949,689	749,785	163,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: May 20, 2022	By:	/s/ Jaime Gow
Jaime Gow
Executive Vice President & Chief Financial Officer